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                                                                  Exhibit (h)(1)
MASTER SERVICES AGREEMENT

      This Master Services Agreement ("Agreement") is made as of July 12, 2005, (the "Effective Date") between BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation having a place of business at 3435 Stelzer Road, Columbus, Ohio 43219 and Arrivato/Dow Jones Funds (the "Company") a Delaware business trust, having a place of business at 350 Fifth Avenue, New York, NY 10118

      WHEREAS, the Company desires that BISYS perform administration, fund accounting and transfer agency services for the investment portfolios of the Company listed on Schedule A to this Agreement, as well as such additional investment portfolios as hereafter may be established by the Company from time to time (collectively, the "Funds");

      WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the Company and BISYS hereby agree as follows:

Retention of BISYS.

      The Company hereby retains BISYS to act as administrator, fund accountant and transfer agent of the Company and the Funds, and to

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furnish the Company and the Funds with administrative, fund accounting and transfer agency services as set forth in Sections 2(a) through (c) below. BISYS will perform the services upon the terms set forth in this Agreement and the Schedules to this Agreement. The parties will cooperate to have the Funds ready for servicing on BISYS' service platforms by August 1,2005.

      BISYS shall, for all purposes herein, be deemed to be an independent contractor and, except as otherwise expressly provided or authorized, shall have no authority to act for or represent the Company or Funds in any way, and shall not be deemed an agent of the Company or any Funds.

2. Services.

(a) Administration Services. BISYS shall perform the administrative services set forth in Schedule B to this Agreement and, on behalf of the Company, shall investigate, and conduct relations with, custodians, depositories, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Company's operations. BISYS shall provide the Board of Trustees [replace with Directors if corporation not trust] of the Company (the "Board") with such reports regarding the Fund's investment performance as it may reasonably request, but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities. BISYS shall perform

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such other administration services, and furnish such reports, for the Company and each of the Funds that are mutually agreed upon by the parties from time to time, for which the Company will pay BISYS the amounts agreed upon between them.

(b)Fund Accounting Services. BISYS shall perform for the Company the fund accounting services set forth in Schedule C to this Agreement. BISYS shall also perform such special accounting services, and furnish such reports, for the Company and the Funds to the extent agreed upon by the parties from time to time, for which the Company will pay BISYS the amounts agreed upon between them.

(c) Transfer Agency Services. BISYS shall perform for the Company the transfer agency services set forth in Schedule D to this Agreement. BISYS also agrees to perform for the Company such special transfer agency services, and furnish such reports, for the Company and the Funds to the extent agreed upon by the parties from time to time, for which the Company will pay BISYS the amounts agreed upon between them.

      BISYS shall provide the Company with all necessary office space, equipment, personnel and facilities (including facilities for shareholders' and Board meetings) for handling the affairs of the Company and Funds and such other services as BISYS shall, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement. In addition, at

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the request of the Board, BISYS shall make reports to the Board concerning the performance of its obligations hereunder.

      BISYS shall perform such other services for the Company or the Funds that are mutually agreed upon by the parties from time to time, for which the Company will pay BISYS the amounts agreed upon between them, from time to time. Except as explicitly set forth herein, BISYS shall only perform additional services as are set forth in an amendment to this Agreement, in consideration of such fees as the parties agree.

      BISYS may use one or more third parties to perform some or all of its obligations under this Agreement. BISYS shall be fully responsible for the acts of such third parties and shall not be relieved of any of its responsibilities hereunder by virtue of the use of such third parties.

Allocation of Charges and Expenses.

      BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall pay all compensation, if any, of officers and trustees of the Company who are affiliated persons of BISYS or any affiliated entity of BISYS; provided, however, that unless otherwise specifically provided, BISYS shall not be obligated to pay the compensation of any employee or agent of the Company (who is not a BISYS employee) retained by the Board to perform services on behalf of the Company.

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      The Company assumes and shall payor cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for Company legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders (as defined below), all expenses incurred in connection with issuing and redeeming shares of beneficial interest in the Funds ("Shares"), the cost of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of trustees who are not affiliated persons of BISYS or any affiliate of BISYS (fees for other "interested trustees" may be paid by parties other than the Company), insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

4. Fees and Expenses.

(a) The Company shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule E to this Agreement. Fees for any additional services to be provided by BISYS pursuant to an amendment to any of Schedules B, C or D shall be subject to mutual agreement at the time such amendment is proposed.

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(b) In addition to paying BISYS the fees set forth in Schedule E, the Company agrees to reimburse BISYS for all of its actual out-of-pocket expenses reasonably incurred in providing services hereunder, including without limitation:

      (i) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred in communication with the Company or the Company's investment adviser or custodian, broker-dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

      (ii)The cost of microfilm or microfiche of records or other electronic storage of Company records and other materials;

      (iii) All freight and other delivery and bonding charges incurred in delivering materials to and from the Company, its investment advisers and custodian;

      (iv) All printing, production (including graphics support, copying, and binding) and distribution expenses incurred in relation to Board meeting materials;

      (v) Check and payment processing fees;

      (vi) Fulfillment;

      (vii) IRA custody and other related fees;

      (viii) NSCC and related costs;

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      (ix) Sales taxes;

      (x) Costs of tax forms;

      (xi) Costs of shareholder correspondence;

      (xii) Costs of tax data services;

      (xiii) Costs of rating agency services'

      (xv) All out of pocket costs incurred in connection with BISYS' provision (if applicable, under Section 23) of Company officers and in connection with compliance services, including, without limitation, travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at Board meetings and any other meetings for which such attendance is requested or agreed upon by the parties; and

      (xvi) Any expenses incurred at the written direction of an officer of the Company; BISYS shall be entitled to receive the following miscellaneous fees and charges:

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(c) In addition, BISYS shall be entitled to receive the following miscellaneous fees and charges:

      (i) Ad hoc reporting fees billed, when mutually agreed upon, according to applicable rate schedules;

      (ii) Fees for pricing information used in connection with pricing the securities and other investments of each Fund, provided that the Fund shall not be charged an amount greater than the amount the Fund would be charged if it obtained the information directly from the relevant vendor or vendors, including costs incurred by BISYS to Fair Value Information Vendors (as defined in Schedule C) with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of a specific Fund or Funds that the Company designates as being subject to fair value determinations and for which services are to be provided by BISYS hereunder (such costs shall be incurred at the discounted group rate made available to BISYS clients, if applicable);

      (iii) A fee for managing and overseeing the report, print and mail functions performed by BISYS using third-party vendors; not to exceed $.04 per image for statements and $.03 per image for confirmations; fees for programming in connection with creating or changing

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            the forms of statements, billed at a mutually agreed upon rate; and
            costs for postage, couriers, stock computer paper, computer disks, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material (including the costs of preparing and printing all printed materials) which shall be required for the performance of the services to be provided hereunder;

            (iv) Fees and expenses associated with providing the "AML Services," as defined in Section 23, and as set forth in further detail on Schedule E;

            (v) System development fees, billed at a mutually agreed upon rate as approved by the Company, and all systems-related expenses, as agreed upon in advance, associated with the provision of special reports and services;

            (vi) Fees for development of any custom

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      interfaces, billed at a mutually agreed upon rate; and

            (vii) Interactive Voice Response System fees, charged according to BISYS' standard rate schedule, and applicable to the level of service (e.g., basic, transaction, premium) selected.

      All rights of compensation under this Agreement for services performed and for expense reimbursement and for payment of miscellaneous fees and charges shall survive the termination of this Agreement.

5. Effective Date.

      This Agreement shall become effective as of the Effective Date.

6. Term; Liquidated Damages.

      This Agreement shall continue in effect for an initial term of three years from the Effective Date (the "Initial Term"). Thereafter, unless otherwise terminated pursuant to this Agreement, this Agreement shall be renewed automatically for successive one year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a written notice of non-renewal provided at least 90 days prior to the end of the Initial Term or any Rollover Period (which notice of non-renewal will cause this Agreement to terminate as of the end of the Initial Term or such Rollover Period, as applicable), (ii) by mutual agreement of the parties, or (iii) for

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"cause," as defined below, upon the provision of 60 days advance written notice by the party alleging cause.

        For purposes of this Section 6, "cause" shall mean (a) a material breach of this Agreement that has not been remedied within 30 days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

        Notwithstanding the foregoing termination provisions, following any such termination, in the event that BISYS in fact continues to perform anyone or more of the services contemplated by this Agreement (or any Schedule or exhibit to this Agreement) with the consent of the Company, the provisions of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses

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incurred by BISYS but unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Company, in addition to the fees and expenses provided in Sections 3 and 4 of this Agreement, the amount of all of BISYS' reasonable cash disbursements in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Company, its investment adviser and/or other parties of the Company's property, records, instruments and documents.

      If, for any reason other than (i) non-renewal, (ii) mutual agreement of the parties or (iii) "cause", the Company terminates this Agreement, or the Company terminates BISYS' services, or BISYS is replaced as service provider to the Company, then the Company shall make a one-time cash payment to BISYS, in consideration of the fee structure and services to be provided under this Agreement, equal to the balance that would be due BISYS for its services hereunder during the balance of the Initial Term or any applicable Rollover Period, as the case may be assuming for purposes of the calculation of the one-'time payment that the fees that would be earned by BISYS for each month would be based upon the average fees payable to BISYS monthly during the 12 months prior to the date of the event that triggers such payment.

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      In the event that, before the expiration of the then-current term of this
Agreement, the Company or any Fund is, in part or in whole, liquidated, dissolved, merged into a third party, acquired by a third party, or involved in any other transaction that materially reduces the assets and/or accounts serviced by BISYS pursuant to this Agreement, the liquidated damages provision set forth above shall be applicable.

      If one of the events described above is partial (e.g., a termination of BISYS as provider of some but not all of the services set forth in this Agreement, or a liquidation of some but not all of the Funds), the liquidated damages amount payable by the Company shall be appropriately adjusted on a pro rata basis.

      The one-time cash payment referenced above shall be due and payable within five business days after the event that triggers the payment.

      The parties further acknowledge and agree that, upon the occurrence of any of the events described above: (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages payment described above is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

7. Standard of Care; Uncontrollable Events.

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      BISYS shall use reasonable professional diligence in the performance of services under this Agreement, but shall not be liable to the Company for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth in this Agreement, and no implied duties are assumed by or may be asserted against BISYS under this Agreement.

      Notwithstanding any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond BISYS' control. Events beyond BISYS' control include, without limitation, force majeure events, such as natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

      BISYS shall provide the Company, at such times as the Company may reasonably request, copies of reports rendered by independent auditors on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement.

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8. Legal Advice.

      BISYS may notify the Company if BISYS reasonably determines that it is in need of the advice of counsel to the Company with regard to BISYS' responsibilities and duties pursuant to this Agreement. BISYS may rely upon the advice of counsel to the Company; however, this Agreement shall not obligate counsel to the Company to render such advice. After so notifying the Company, if BISYS does not obtain the advice of counsel to the Company within a reasonable period of time, BISYS shall be entitled to seek, receive and act upon advice of legal counsel of its reasonable choosing at the reasonable expense of the Company unless relating to a matter involving BISYS' willful misfeasance, bad faith, negligence or reckless disregard of BISYS' responsibilities and duties hereunder. BISYS shall in no event be liable to the Company or any Fund or any shareholder or beneficial owner of the Company for any action reasonably taken pursuant to legal advice rendered in accordance with this paragraph.

9. Instructions / Certain Procedures, etc.

      BISYS shall be protected in acting upon any document that it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Company until receipt of actual notice thereof from the Company.

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      Subject to Section 23(b), whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication (including electronic mail), reasonably believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Company or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Company or any other person authorized by the Board or by the shareholder or shareholder's agent, as the case may be.

      As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the relevant then-current Prospectus and Statement of Additional Information of the Company, to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Company.

      The parties may amend any procedures adopted, approved or set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may reasonably assume that any special procedure which has been approved by an executive officer of the

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Company (other than an officer or employee of BISYS or its affiliates) does not conflict with or violate any requirements of the Company's Charter, By-Laws or then-current Prospectus.

      The Company acknowledges receipt of a copy of BISYS' policy related to the acceptance of trades for prior day processing (the "BISYS As-of Trading Policy"). BISYS may amend the BISYS As-of Trading Policy from time to time in its sole discretion, but will provide prompt notice to the Company of such amendment. BISYS may apply the BISYS As-of Trading Policy whenever applicable, unless BISYS agrees in writing to process trades according to such other as-of trading policy as may be adopted by the Company and furnished to BISYS by the Company.

      The Company acknowledges and agrees that deviations from BISYS' written transfer agent compliance procedures may involve a substantial risk of loss. In the event an authorized representative of the Company (other than an officer or employee of BISYS or its affiliates) requests that an exception be made from any written compliance or transfer agency procedures adopted by BISYS, or any requirements of the AML Program (as defined in Section 16), BISYS may in its sole discretion determine whether to permit such exception. In the event BISYS determines to permit such exception, the same shall become effective when set forth in a written instrument executed by an authorized representative of the Company (other

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than an officer or employee of BISYS or its affiliates) and delivered to BISYS
(an "Exception"); provided that an Exception concerning the requirements of the Company's AML Program shall also be authorized by the Company's AML Compliance Officer (as defined in Section 16). An Exception shall be deemed to remain effective until the relevant instrument expires according to its terms (or if no expiration date is stated, until BISYS receives written notice from the Company that such instrument has been terminated and the Exception is no longer in effect). Notwithstanding any provision in this Agreement that expressly or by implication provides to the contrary, as long as BISYS acts in good faith, BISYS shall have no liability for any loss, liability, expenses or damages to the Company resulting from the Exception, and the Company shall indemnify BISYS and hold BISYS harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages resulting to BISYS therefrom.

      The Company instructs and authorizes BISYS to provide information pertaining to the Funds' investments to Fair Value Information Vendors (as defined in Schedule C) in connection with the fair value determinations made under the Company's Valuation Procedures (as defined in Schedule C) and other legitimate purposes related to the services to be provided hereunder. The Company acknowledges that while BISYS' services related to fair value pricing are intended to assist the Company and its Board in its obligations to price and monitor

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pricing of Fund investments, BISYS does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors.

10. Indemnification; Limitation of Liability.

      The Company shall indemnify and hold harmless BISYS and its affiliates and their employees, agents, directors, officers and nominees from and against any claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses including reasonable investigation expenses (collectively, "Losses") resulting directly and proximately from BISYS' performance of services under this Agreement or based, if applicable, upon BISYS' reasonable reliance on information, records, instructions or requests pertaining to services hereunder, that are given or made to BISYS by the Company, the investment adviser, or other authorized agents of the Company with which BISYS must interface in providing services; provided that this indemnification shall not apply to actions or omissions of BISYS involving bad faith, willful misfeasance, negligence or reckless disregard by BISYS of its obligations and duties.

      BISYS shall indemnify, defend, and hold the Company, and its trustees, officers, agents and nominees harmless from and against Losses resulting directly and

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proximately from BISYS' willful misfeasance, bad faith or negligence in the performance of, or the reckless disregard of, its duties or obligations hereunder; provided that this indemnification shall not apply to actions or omissions of the Company involving bad faith, willful misfeasance, negligence or reckless disregard by the Company of its obligations and duties.

      In order that the indemnification provisions contained herein shall apply, if in any case a party may be asked to indemnify or hold the other party harmless, the other party shall fully and promptly advise the indemnifying party in writing of all pertinent facts concerning the situation in question. The party seeking indemnification will use all reasonable care to identify and notify the indemnifying party in writing promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

      The indemnifying party shall be entitled to participate in at its own

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expense or, if it so elects, to assume the defense of any claim or suit subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and relieves it of all fault. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of counsel retained by the indemnified party and reasonably satisfactory to the indemnifying party. The indemnity and defense provisions set forth herein shall survive the termination of this Agreement.

      The provisions of this Section 10 are subject to the provisions of Section 9 and Section 23(c) of this Agreement.

      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR

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DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR
EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUE, LOST PROFITS, AND LOST OR DAMAGED DATA, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. Record Retention and Confidentiality.

      BISYS shall keep and maintain on behalf of the Company all books and records which are customary or which are required to be kept in connection with BISYS' services pursuant to applicable statutes, rules and regulations, including without limitation Rules 31a-l and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). BISYS further agrees that all such books and records shall be the property of the Company and to make such books and records available for inspection by the Company at reasonable times or by the Securities and Exchange Commission (the "Commission") promptly.

      BISYS shall otherwise keep confidential all books and records relating to the Fund and its shareholders, except when (i) disclosure is required by law,
(ii)

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BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, (iv) BISYS is requested to make a disclosure by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest and a legal right to such information at such time consistent with the Company's Charter, Prospectus and applicable law, or (v) as requested or authorized by the Company (including pursuant to its policies and procedures). BISYS shall provide the Company with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable. The provisions of this Section 11 are subject to the provisions of Section 23(b) (Anti-Money Laundering Provisions).

12. Reports.

      BISYS shall furnish to the Company and to its properly-authorized auditors, investment advisers, examiners, distributors, broker-dealers, underwriters, salesmen, insurance companies and others designated by the Company in writing, such reports at such times as are prescribed pursuant to this Agreement (or schedules to this Agreement), or as subsequently agreed upon by the parties pursuant to an amendment to this Agreement (or schedules to this Agreement). The Company agrees to examine each such report or copy provided to it promptly and will report or cause to

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be reported to BISYS any errors or discrepancies therein.

13. Rights of Ownership.

      All computer programs, systems and procedures employed or developed by BISYS, or on behalf of BISYS by system providers or vendors used by BISYS, to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data maintained hereunder, excepting such computer programs, systems and procedures, are the exclusive property of the Company. All such records and other data which is the property of the Company shall be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

14. Return of Records.

      BISYS shall promptly upon the Company's demand, turn over to the Company and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Company, such documents and records shall be retained by BISYS, at the expense of the Company, for six (6) years from the date of creation. At the end of such six-year period, such records and documents shall be turned over to the Company unless the Company authorizes in writing the destruction of such records and documents.

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15. Bank Accounts.

      BISYS is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the Company with such bank or banks as are acceptable to the Company, as may be necessary or appropriate from time to time in connection with the transfer agency services to be performed hereunder. The Company shall be deemed to be the customer of such bank or banks for purposes of such accounts. To the extent that the performance of such services hereunder shall require BISYS to disburse amounts from such accounts in payment of dividends, redemption proceeds or for other purposes hereunder, the Company shall provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

16. Representations and Warranties of the Company. The Company represents and warrants to BISYS that:

            (a) It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its formation, and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;

            (b) It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

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            (c) It is in compliance in all material respects with all laws and regulations applicable to its business and operations;

            (d) This Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties;

            (e) By virtue of the Charter, shares of each Fund which are redeemed by the Company may be resold by the Company; and

            (f) The Company has adopted a written anti-money laundering program, which has been provided to BISYS pursuant to Section 19 (the "AML Program"), and has appointed an officer of the Company as the Company's anti-money laundering compliance officer ("AML Compliance

            Officer"), (ii) the AML Program and the designation of the AML Officer have been approved by the Board, (iii) the delegation of certain services thereunder to BISYS, as provided in Section 23, has been approved by the Board, and (iv) the Company will submit any material amendments to the AML Program to BISYS for BISYS' review and consent prior to adoption, in accordance with Section 21.

17. Representations and Warranties of BISYS.

      BISYS represents and warrants to the Company that:

            (a) It is a corporation duly incorporated and validly existing under the laws of the state of Ohio, and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;

            (b) It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

            (c) It is, and shall continue to be, in compliance in all material respects with all provisions of law applicable to it in connection with its services hereunder, including Section 17 A( c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (d) The various procedures and systems which it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Company and BISYS' equipment, facilities, and other property used in the performance of its obligations hereunder are reasonable and adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and

            (e) This Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

      EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

18. Insurance.

      BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Company, BISYS shall provide evidence that coverage is in place. BISYS shall notify the Company should its insurance coverage with respect to professional liability or errors and omissions coverage be reduced or canceled. Such notification shall include the date of cancellation or reduction and the reasons therefore. BISYS shall notify the Company promptly of any material claims against it with respect to services performed under this

Agreement, whether or not they may be covered by insurance, and shall notify the Company promptly should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

19. Information to be Furnished by the Company and Funds.

      The Company agrees to furnish to BISYS the following, upon BISYS' request, each as amended and current as of the Effective Date:

      (a) A copy of the Charter and any amendments thereto;

      (b) A copy of the Company's By-laws and any amendments thereto;

      (c) A copy of the resolutions of the Board regarding (i) approval of this Agreement and authorization of a specified officer of the Company to execute and deliver this Agreement and authorization for specified officers of the Company to instruct BISYS hereunder; and (ii) authorization of BISYS to act as administrator, fund accountant and transfer agent for the Company;

      (d) A certified list of all officers of the Company, with the Company's AML Compliance Officer included among the officers therein, and any other persons (who may be associated with the Company or its investment advisor), together with specimen signatures of those officers and other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct BISYS in all matters;

      (e) Copies of each of the following documents employed by the Company:

                  (i) Prospectuses and Statement of Additional Information;

                  (ii) Distribution Agreement; and

                  (iii) All other forms commonly used by the Company or its distributor with regard to their relationships and transactions with shareholders of the Funds. A certificate as to shares of the Company authorized, issued, and outstanding as of the Effective Date and as to receipt of full consideration by the Company for all shares outstanding;

      (f) A copy of the Company's written AML Program, including any related policies and procedures;

      (g) A copy of the disclosure controls and procedures of the Funds ("Fund DCPs")
            as contemplated in Item 22 of Schedule B; and

      (h) The Company's Valuation Procedures as defined in Schedule C.

20. Information Furnished by BISYS.

      BISYS agrees to furnish to the Company, upon its request, evidence of the following:

            (a) Approval of this Agreement by BISYS, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

            (b) Authorization of BISYS to act as Transfer Agent, Fund Accountant and Administrator for the Company;

            (c) The current BISYS As-of Trading Policy; and

            (d) The current version of BISYS written polices and procedures with respect to its provision on AML Services (as defined in Section 23 below).

      Upon request, BISYS shall furnish a copy of the relevant provisions of its internal policies on service of employees as executive officers of funds ("BISYS Policies"), and any material amendments thereto, to the Company.

21. Amendments to Documents.

      The Company will provide BISYS with advance notice of any material amendments to the items set forth in Section 19. BISYS will not be responsible for changing or conforming its services to any such amendments until BISYS has reviewed and accepted responsibility for the relevant changes in services. BISYS will consider such changes in good faith. In the event that any such amendment, or change in laws applicable to the Company would require BISYS to make specific changes to its service model, BISYS will use reasonable good faith efforts to inform the Company of the changes that would be necessary, and set out the estimated costs and estimated implementation timetable for any additional services. The parties shall then in good faith agree to mutually agreeable terms applicable to such additional service. BISYS shall furnish the Company with written copies of any amendments to, or changes in, any of the items referred to in this Section

22. Reliance on Amendments.

      BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Company pursuant to Sections 19 and 21 of this Agreement and the indemnification provisions of Section 10 hereof are applicable to BISYS' reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 19 and 21 of this Agreement, in the event the same relate to services provided by BISYS hereunder, BISYS shall have no liability for failure to comply with or take any action in conformity with such amendments or changes except as provided in Section 21 or as otherwise agreed upon in writing.

23. Compliance with Laws.

      (a) Prospectus and Public Offering. Except for information which is the obligation of BISYS as set forth in Section 11 of this Agreement, and except as provided in the services listed in the schedules to this Agreement which call for information to be provided by BISYS for inclusion in the Prospectus, the Company assumes full responsibility for the preparation, contents, and distribution of each Prospectus of the Company in compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. Subject to its obligations herein with respect to "blue sky" filings, BISYS shall have no obligation to take cognizance hereunder of laws relating to the sale of the Funds' shares. The Company represents and warrants that all shares of the Funds that are offered to the public are covered by an effective registration statement under the 1933 Act and the 1940 Act.

      (b) Anti-Money Laundering Provisions. The Company acknowledges that it is a financial institution subject to the law entitled Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("USA PATRIOT') Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts") and shall comply with the AML Acts and applicable regulations adopted thereunder (collectively, the "Applicable AML Laws") in all relevant respects, subject to the delegation of certain responsibilities to BISYS, as provided in the next paragraph below.

      The Company hereby delegates to BISYS the performance, on behalf of the Company, of the anti-money laundering services set forth under Item 6 of Schedule D (the "AML Services") with respect to the shareholder accounts maintained by BISYS pursuant to this Agreement, and BISYS agrees to the foregoing delegation and agrees to perform such services in accordance with the Company's AML Program for the fee set forth on Schedule E to this Agreement. In connection therewith, BISYS agrees to maintain policies and procedures, and related internal controls, that are consistent with the Company's AML Program and the requirement that the Company employ procedures reasonably designed to achieve compliance with the Applicable AML Laws. BISYS' obligations under this delegation shall be subject to Sections 19 and 21, which require that the AML Program and any material amendments thereto be submitted to BISYS for its review and consent prior to adoption.

      The Company agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, the Company maintains full responsibility for ensuring that its AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the particular business of the Company, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

      In connection with the foregoing delegation, the Company also acknowledges that the performance of the AML Services involves the exercise of discretion which in certain circumstances may result in consequences to the Company and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts). In this regard, (i) under circumstances in which the AML Program authorizes the taking of certain actions, BISYS is granted the discretion to take any such action as may be authorized under the AML Program, and consultation with Company shall not be required in connection therewith unless specifically required under the AML Program, and
(ii) the Company instructs BISYS that it may avail the Company of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.

      As concerns Networked Level III accounts and omnibus accounts, the AML Services performed by BISYS are subject to a more limited scope, as discussed in the Release concerning the final rule of the Department of the Treasury, 31 CFR 103 and of the Commission, 17 CFR 270, entitled Customer Identification Programs for Mutual Funds issued on May 9, 2003 and subsequent guidance issued jointly by such agencies entitled Question and Answer Regarding the Mutual Fund Customer Identification Program Rule (31 CFR 103.131) issued on August 11,2003

      (c) Provision of Certifying Officers.

      Subject to the provisions of this Section 23(c) and Section 23(d), BISYS shall make BISYS employees available to the Company to serve, upon designation as such by the Board, as the Chief Financial Officer of the Company or under such other title to perform similar functions (each, a "Certifying Officer"). BISYS' obligation in this regard shall be met by providing an appropriately qualified employee of BISYS (or its affiliates) who, in the exercise of his or her duties to the Company, shall act in good faith and in a manner reasonably believed to be in the best interests of the Company. BISYS shall select, and may replace, the specific employee that it makes available to serve in the designated capacities as a Certifying Officer, in BISYS' reasonable discretion, taking into account each such person's responsibilities concerning, and familiarity with, the Company's operations (but the description of any such person as a Certifying Officer shall be subject to the approval of the Company).

      The obligation of BISYS to provide an employee to serve in such capacity is also subject to, and conditioned upon, the provisions of Item 20 of Schedule B to this Agreement. Capitalized terms used but not defined in this Section 23( c) have the respective meanings ascribed to them in Item 20 of Schedule B.

      The Fund DCPs shall contain (or the Company and BISYS shall otherwise establish) mutually agreeable procedures governing the certification process, and the parties shall comply with such procedures in all material respects. Among other things, the procedures shall provide as follows:

      The Company shall establish and maintain a Fund DCP Committee comprised of persons including (at a minimum) the Company's Principal Executive Officer, Chief Financial Officer ("CFO") and Chief Legal Officer (if any), at least one BISYS representative other than the CFO or

Chief Compliance Officer, (if such officers are provided by BISYS), at least one representative of the investment adviser, and such other individuals as may be necessary or appropriate for the Fund DCP Committee to ensure the cooperation of, and to oversee, each of the Company's agents that records, processes, summarizes, or reports information contained in Company Reports (or other information from which such information is derived), including BISYS and the Other Service Providers to the Company, such as the investment adviser and custodian. In connection therewith, the Fund DCP Committee shall assist the Certifying Officers by requiring that sub-certifications acceptable to the Certifying Officers be provided by the Other Service Providers.

      The Fund DCP Committee shall meet prior to the filing date of each Report to review the accuracy and completeness of the relevant Report and record its considerations and conclusions in a written memorandum sufficient to support conclusions pertaining to Fund DCPs as required by the instructions to Form N-CSR and Form N-Q. In conducting its review and evaluations, the Fund DCP Committee shall:

                  (i) establish a schedule to ensure that all required disclosures in Form N-CSR and Form N-Q, including the financial statements, for the Company are identified and prepared in a timeframe sufficient to allow review;

                  (ii) review SAS 70 Reports pertaining to BISYS and Other Service Providers, if applicable, or in the absence of any such reports, consider the adequacy of the sub-certifications supplied by the service provider. In cases where the SAS 70 Report is dated more than 90 days prior to the issuance of a Report, the DCP Committee shall request a written representation from the service provider regarding the continued application and effectiveness of internal controls described in the report, or descriptions of any changes in internal control structure, as of the date of the representation;

                  (iii) consider whether there are any significant deficiencies or material weaknesses in the design or operation of the Fund DCPs and internal control over financial reporting that could adversely affect the Company's ability to record, process, summarize, and report financial information, and in the event that any such weaknesses or deficiencies are identified, disclose them to the Company's Certifying Officers, the Company's audit committee and its auditors;

                  (iv) consider whether, to the knowledge of each member of the Fund DCP Committee, there has been or may have been any fraud, whether or not material, and in the event that any such occurrence is identified, ensure that this has been disclosed to the Certifying Officers, so that Certifying Officers may inform the Company's audit committee and its auditors; and

                  (v) determine whether there was any change in internal control over financial reporting that occurred during the Company's second fiscal quarter of the period covered by the Report (for Reports on Form N-CSR) or during the most recent fiscal quarter (for Reports on Form N-Q) that has materially affected or is reasonably likely to materially affect, the Company's internal control over financial reporting.

      A Certifying Officer shall have the full discretion to decline to certify a particular Report that fails to meet the standards set forth in the Certification, and to report matters involving fraud or other failures to meet the standards of applicable law to the audit committee of the Board.

      (d) Additional Provisions Concerning Executive Officers.

      It is mutually agreed and acknowledged by the parties that Certifying Officers provided by BISYS under the provisions of this Section 23 will constitute executive officers of the Company ("Executive Officers"). The provisions of Section 23(c) are subject to the internal policies of BISYS concerning the activities of its employees and their service as officers of funds (the "BISYS Policies"), a copy of which shall be provided to the Company upon request.

      The Company's governing documents (including its Agreement and Charter and By-Laws) and/or resolutions of the Board shall contain mandatory indemnification provisions that are applicable to each Executive Officer, that are designed and intended to have the effect of fully indemnifying him or her and holding him or her harmless with respect to any claims, liabilities and costs arising out of or relating to his or her service in good faith in a manner reasonably believed to be in the best interests of the Company, except to the extent he or she would otherwise be liable to the Company by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      The Company shall provide coverage to each Executive Officer under its directors and officers liability policy that is appropriate to the Executive Officer's role and title, and consistent with coverage applicable to other officers holding positions of executive management.

      In appropriate circumstances, each Executive Officer shall have the discretion to resign from his or her position, in the event that he or she reasonably determines that there has been or is likely to be (a) a violation of Sarbanes-Oxley, Applicable AML Laws or other Federal securities laws applicable to the Company (the

"Applicable Securities Laws") by the Company, or (b) a material deviation by the Company from the terms of this Agreement governing the services of such Executive Officer, which (in either case) is not primarily caused by the failure of such Executive Officer or BISYS to meet obligations under applicable laws and this Agreement. In addition, each Executive Officer shall have reasonable discretion to resign from his or her position in the event that he or she determines that he or she has not received sufficient cooperation from the Company or its Other Service Providers to make an informed determination regarding any of the matters listed above.

      Each Executive Officer may, and the Company shall, promptly notify BISYS of any issue, matter or event that would be reasonably likely to result in any claim by the Company, the Company's shareholders or any third party which involves an allegation that any Executive Officer failed to exercise his or her obligations to the Company in a manner consistent with applicable laws (including but not limited to any claim that a Report failed to meet the standards of Sarbanes-Oxley and other applicable laws).

      Notwithstanding any provision of the Agreement that expressly or by implication provides to the contrary, (a) it is expressly agreed and acknowledged that BISYS cannot ensure that the Company complies with Applicable AML Laws, the Applicable Securities Laws or Sarbanes-Oxley, and (b) whenever an employee or agent of BISYS serves as an Executive Officer of the Company, as long as such Executive Officer acts in good faith and in a manner reasonably believed to be in the best interests of the Company (and would not otherwise be liable to the Company by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office), the Company shall indemnify the Executive Officer and BISYS and hold the Executive Officer and BISYS harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages incurred by them arising out of or resulting to the service of such Employee/Executive Officer as an Executive Officer of the Company.

24. Notices.

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section 24:

If to the Company:

      [Company to insert address and attention party]

If to BISYS:

      BISYS Fund Services Ohio, Inc.
      3435 Stelzer Road

      Columbus, OH 43219
      Attn: President

with a copy to:

      The BISYS Group Inc.
      90 Park Ave., 10 floor
      New York, NY 10016
      Attn: General Counsel

      25. Assignment.

      This Agreement and the rights and duties hereunder shall not be assignable by either of the parties without the prior written consent of the other party; provided, however, that either party may assign this Agreement to an affiliate of such party without the need for such consent. This Section 25 shall not limit or in any way affect BISYS' right to use a third party to perform obligations pursuant to Section 2 of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

      26. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York's conflicts of laws principles, and the applicable provisions of the 1940 Act. To the extent that the laws of the State of New York conflict with the applicable provisions of the 1940 Act, the applicable provisions of 1940 Act shall control.

      27. Activities of BISYS.

      The services of BISYS rendered to the Company hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that trustees, officers, employees and Shareholders of the Company and/or Fund are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Company and/or Fund, and that BISYS may be or become interested in the Company and/or Fund as a shareholder or otherwise.

      28. Privacy.

Nonpublic personal financial information relating to consumers or customers of the Company provided by, or at the direction of the Company to BISYS, or collected or retained by BISYS in the course of performing its duties as transfer agent, shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS involved in servicing the Company except at the direction of the Company or as required or permitted by law (including Applicable AML Laws). BISYS represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Company. The Company represents to BISYS that it has adopted a Statement of its privacy policies and practices as required by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

      29. Miscellaneous.

            (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

            (b) This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

            (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

            No amendment to this Agreement shall be valid unless made in writing and executed by both parties.

            (e) If any part, term or provision of this

            Agreement is held to be legal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain such part, term or provision.

[Signature page follows.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed all as of the date first above written.

                                                 Arrivato/Dow Jones Funds

                                                 By: __________________________

                                                 Name:

                                                 Title:

                                                 BISYS Fund Services Ohio, Inc.

                                                 By:_____________________

                                                 Name:

                                                 Title:

                                   SCHEDULE A

                             TO THE MASTER SERVICES
                                AGREEMENT BETWEEN
                         BISYS FUND SERVICES OHIO, INC.
                            AND ARRIV A TO/DOW JONES
                                      FUNDS

[insert list of funds]                                          FUNDS

                            SCHEDULE B TO THE MASTER
                               SERVICES AGREEMENT
                          BETWEEN BISYS FUND SERVICES
                           OHIO, INC. AND ARRIVATO/DOW
                                   JONES FUNDS

                             ADMINISTRATION SERVICES

1. Calculate contractual Fund expenses and make and control all disbursements for the Funds, subject to review and approval of an officer of the Company or other authorized person (designated on the list of authorized persons approved by the Board), including administration of trustee and vendor fees and compensation on behalf of the Company, and as appropriate;

2. Prepare, subject to review by counsel to the Company: (i) the annual update to the Company's registration statement on Form N-IA, and (ii) supplements to its Prospectus and Statement of Additional Information; and file any of the foregoing with the Securities and Exchange Commission (the "SEC") upon the request of the Company or counsel to the Company;

3. [To be removed if BISYS is not providing this service:] [Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Fund as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable to register the shares in the Fund ("Shares") with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Company and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Company and the Shares with state securities authorities to enable the Company to make a continuous offering of its Shares. State securities ("Blue Sky") exemption services are made available at a standard fee which is earned by BISYS based on savings obtained by the Company;]

4. Coordinate and prepare, with the assistance and approval of the Funds' investment adviser, counsel and officers, drafts of communications to shareholders of record of the Funds ("Shareholders"), including the annual report to Shareholders; prepare drafts of the certified semi-annual report for each Fund; prepare and file the final certified versions thereof on Form N-CSR; prepare and file the Fund's Form N-SAR; and file all required notices pursuant to Rule 24f-2;

5. Coordinate the distribution of prospectuses, supplements, proxy materials and reports to Shareholders; and coordinate the solicitation and tabulation of proxies (including the annual meeting of Shareholders each year, if one is held);

6. Administer contracts on behalf of the Company with, among others, the Company's investment adviser, distributor, custodian, transfer agent and fund accountant;

7. Coordinate with the Company's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

8. Calculate performance data of the Funds for dissemination to up to fifteen
(15) information services covering the investment company industry;

9. Prepare and file the Company's tax returns;

10. Assist with the layout and printing of prospectuses and assist with and coordinate layout and printing of the Funds' semi-annual and annual reports to Shareholders;

11. Assist with the design, development, and operation of the Funds, including new portfolios or classes, investment objectives, policies and structure, and provide consultation related to legal and regulatory aspects of the establishment, maintenance, and liquidation or dissolution of Funds;

12. Make available appropriate individuals to serve as officers of the Company (to serve only in ministerial or administrative capacities relevant to BISYS' services hereunder, except as otherwise provided in this

Agreement), upon designation as such by the Board;

13. Obtain and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Company in accordance with Rules 17 g-l and 17 d-l under this 1940 Act at the expense (except as otherwise provided in the Agreement) of the Company and Funds and file the fidelity bonds and any notices with the SEC as required under the 1940 Act, to the extent such bonds and policies are approved by the Board;

14. Monitor and advise the Company and its Funds on their regulated investment company status under the Internal Revenue Code of 1986, as amended. In connection with the foregoing, prepare and send quarterly reminder letters related to such status, and prepare quarterly compliance checklist for use by investment adviser(s) if requested;

15. Maintain corporate records on behalf of the Company, including, but not limited to, minute books, the Charter of the Company and By-Laws for the Company;

16. Assist the Company in developing portfolio compliance procedures for each Fund, and provide daily and periodic compliance monitoring services incorporating certain of those procedures, which will include, among other matters, compliance with investment restrictions imposed by the 1940 Act, each

Fund's investment objective, defined investment policies, and restrictions, tax diversification, and distribution and income requirements, provided such are determinable based upon the Fund's accounting records. In connection with the foregoing, review quarterly compliance reports that are prepared by the investment adviser(s), and notify appropriate Fund officers and advisor of mark-to-market issues pursuant to Board-approved procedures. BISYS will also provide the Board with quarterly results of compliance reviews;

17. Provide assistance and guidance to the Company with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Company, and assisting in strategic planning in response thereto; assisting the Company and providing on-site personnel in responding to and providing documents for routine regulatory examinations or investigations; and coordinating with and taking instructions from counsel to the Company in response to such routine or non-routine regulatory matters. The assistance to be provided with respect to SEC inspections includes (i) rendering advice regarding proposed responses (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with Fund management and portfolio managers to provide status updates. In addition, BISYS will provide appropriate assistance with respect to audits conducted by the Funds' independent auditors including compiling data and other information as necessary;

18. Manage the preparation for Board meetings by (i) coordinating Board book preparation, production and distribution, (ii) subject to review and approval by the Company and its counsel, preparing Board agendas, resolutions and minutes,
(iii) preparing the relevant sections of the Board materials required to be prepared by BISYS, (iv) assisting to gather and coordinate special materials related to annual contract renewals and approval of Rule 12b-l for and as directed by the trustees or fund counsel plans and related matters, (v) attending Board meetings and recording the minutes, and (vi) performing such other Board meeting functions as shall be agreed by the parties in writing;

19. Furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Company shall request and the parties shall agree in writing; and

20. Assist the Company in connection with its obligations under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and Rules 30a-2 and Rule 30a-3 under the 1940 Act (collectively, with such other related regulatory provisions applicable to the

      Company, "Sarbanes-Oxley"), BISYS will internally establish and maintain controls and procedures ("BISYS internal controls") designed to ensure that information recorded, processed, summarized, or reported by BISYS and its affiliates on behalf of the Company and included in financial information certified by Company officers ("Certifying Officers") on Form N-CSR and Form N-Q ("Reports") is (a) recorded, processed, summarized, and reported by BISYS within the time periods specified in the SEC's rules and forms and corresponding disclosure controls and procedures of the Funds ("Fund DCPs"), and (b) accumulated and communicated to the relevant Certifying Officers consistent with the Fund DCPs.

      If requested by Certifying Officers with respect to a fiscal period during which BISYS serves or served as financial administrator, BISYS will provide a sub-certification consistent with the requirements of Sarbanes-Oxley pertaining to BISYS' services, solely for the purpose of providing a basis of support (as to information which has been prepared, processed and reported by BISYS, and as to BISYS internal controls) for the Certifying Officers to render the certifications required by Sarbanes-Oxley (or, if applicable with respect to a Report, inform the Certifying Officers of the reasons why the statements in such a certification would not be accurate). In rendering such sub-certifications concerning Company Reports, BISYS may (a) limit its representations to information prepared, processed and reported by BISYS; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Company, including all Other Service Providers to the Company, and compliance by such officers and agents with the Fund DCPs, including but not limited to, the Company's investment adviser(s) and custodian; and (c) assume that the Company has selected the appropriate accounting policies for the Fund(s).

      The Company shall assist and cooperate with BISYS (and shall use its best efforts to cause its officers, investment advisers and other service providers to assist and cooperate with BISYS) to facilitate the delivery of information requested by BISYS in connection with the preparation of the Company's Form N-CSR and Form N-Q, including Company financial statements, so that BISYS may submit a draft Report to the Company's Disclosure Controls and Procedures Committee ("Fund DCP Committee") prior to the date the relevant Report is to be filed. The Certifying Officers and the Chief Legal Officer (if any) of the Company shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for each Fund are identified and prepared in a timeframe sufficient to allow review by the Fund DCP Committee at least 10 days prior to the date the relevant report is to be filed. At the request of the Company or its Certifying Officers, BISYS shall provide reasonable administrative assistance to the Company in connection with obtaining service provider sub-certifications, SAS-70 reports on internal controls, and any applicable representations to bring such certifications current to the end of the reporting period, and in preparing summaries of issues raised in such documents.

      The Company shall, in its own capacity, take all reasonably necessary and appropriate measures to comply with its obligations under Sarbanes-Oxley. Without limitation of the foregoing, except for those obligations which are expressly delegated to or assumed by BISYS in this Agreement, the Company shall maintain responsibility for, and shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Fund DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Company's investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by BISYS (in order to print, distribute and/or file the same hereunder), (b) evaluating of the effectiveness of the design and operation of the Fund DCP, under the supervision, and with the participation of, the Certifying Officers, within the requisite time frame prior to the filing of each Report, and (c) ensuring that its Certifying Officers render the requisite certifications or take such other actions as may be permitted or required under applicable laws.

      22. Coordinate formulating and filing of the Funds' proxy voting records (as approved by the investment adviser) on Form N-PX.

      23. File holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year.

      24. Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s), as requested.

      25. Oversee/coordinate Trustee compensation.

      26. Prepare and distribute Trustee/Officer Questionnaires, review completed Questionnaires and resolve any open issues with the Company and counsel.

      27. Review proxy statements prepared by counsel.

      28. Prepare and file amendments to the Articles of Incorporation as necessary.

      29. Prepare amendments to the By-Laws.

                                   SCHEDULE C
                             TO THE MASTER SERVICES
                            AGREEMENT BETWEEN BISYS
                            FUND SERVICES OHIO, INC.
                          AND ARRIV ATOIDOW JONES FUNDS

                            FUND ACCOUNTING SERVICES

(a) BISYS will keep and maintain the following books and records of each

Fund pursuant to Rule 31 a-I (the "Rule") under the 1940 Act: 1.

      1. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

      2. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

      3. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

      4. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

(b) In addition to the maintenance of the books and records specified above, BISYS shall perform the following accounting services for each Fund:

      1. Allocate income and expense and calculate the net asset value per share ("NA V") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

      2. Apply securities pricing
            information as required or authorized under the terms of the valuation policies and procedures of the Company ("Valuation Procedures"), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Company (collectively, "Fair Value Information Vendors") with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund's investment adviser or other designee, as approved by the Board;

      3. Coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors which help the Company to monitor and evaluate its use of fair value pricing information under its Valuation Procedures;

      4. Verify and reconcile with the Funds'
custodian all daily trade activity;

      5. Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity; (and other yields or standard or non-standard performance information as mutually agreed);

      6. Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ; and as agreed, in certain cases, to newspapers;

      7. If applicable, report to the Company the periodic market pricing of securities in any money market funds, with the comparison to the amortized cost basis;

      8. Determine and report unrealized appreciation and depreciation on securities held in variable net asset value funds;

      9. Amortize premiums and accrete discounts on fixed income securities purchased at a price other than face value, if requested by the Company;

      10. Update fund accounting system to reflect rate changes, as received from a

Fund's investment adviser, on variable interest rate instruments;

      11. Post Fund transactions to appropriate categories;

      12. Accrue expenses of each Fund according to instructions received from the Company's Administrator, and submit changes to accruals and expense items to authorized officers of the Company (who are not BISYS employees) for review and approval;

      13. Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

      14. Provide accounting reports in connection with and coordinate with independent auditors concerning the Company's regular annual audit, and other audits and examinations by regulatory agencies; and

      15. Provide such periodic reports as
   the parties shall agree upon, as set forth in a separate schedule.

      16. Provide a representative (in a non-voting capacity) for the Company's Pricing Committee, if any; and

      17. Assist the Company in identifying instances where market prices are not readily available, or are unreliable, within parameters set forth in the Company's Valuation Procedures.

(c) BISYS shall also perform the following additional accounting services for each Fund:

      1. Provide monthly a hard copy of the unaudited financial statements described below, upon request of the Company. The unaudited financial statements will include the following items:

            A.    Unaudited Statement of Assets and Liabilities,

            B.    Unaudited Statement of Operations,

            C.    Unaudited Statement of Changes in Net Assets, and

            D.    Unaudited Condensed Financial Information

Provide accounting information for the following (in compliance with Reg. S-X as applicable):

            A. federal and state income tax returns and federal excise tax returns;

            B. the Company's semi-annual reports with the SEC on Form N-SAR and Form N-CSR;

            C. the Company's schedules of investments for filing with the SEC on Form N-Q;

            D. the Company's annual and semi-annual shareholder reports and quarterly Board meetings;

            E. registration statements on Form N-IA and other filings relating to the registration of shares;

            F. BISYS' monitoring of each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

            G. annual audit by the Company's auditors; and

            H. examinations performed by the SEC.

3. Calculate turnover and expense ratio.

4. Prepare schedule of Capital Gains and Losses.

5. Provide daily cash report.

6. Maintain and report security positions and transactions in accounting system.

7. Prepare Broker Commission Report.

8. Monitor expense limitations.

9. Monitor wash sales.

10. Provide financial information otherwise maintained by BISYS that may be relevant to the investment adviser's reports on soft dollar brokerage transactions.

11. Maintain list of failed trades.

12. Provide unrealized gain/loss report. 33

                                   SCHEDULE D
                             TO THE MASTER SERVICES
                                AGREEMENT BETWEEN
                            BISYS FUND SERVICES OHIO,
                        INC. AND ARRIVATO/DOW JONES
                                      FUNDS
                            TRANSFER AGENCY SERVICES

1.    Shareholder Transactions

      (a) Process shareholder purchase and redemption orders.

      (b) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

      (c) Issue confirmations in compliance with Rule 1 Ob-l 0 under the Securities Exchange Act of 1934, as amended.

      (d) Issue periodic statements for shareholders.

      (e) Process transfers and exchanges.

      (f) Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.    Shareholder Information Services

      (a) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

      (b) Produce detailed history of transactions through duplicate or special order statements upon request.

      (c) Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders, upon request.

3.    Compliance Reporting

      (a) Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the states in which the Fund is registered.

      (b) Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

      (c) Issue tax withholding reports to the Internal Revenue Service.

4.    Dealer/Load Processing (if applicable)

      (a) Where appropriate information is available, provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

      (b) Calculate fees due under 12b-l plans for distribution and marketing expenses.

      (c) Provide for payment of commission on direct shareholder purchases in a load fund.

      (d) Calculate redemption fees, as appropriate.

5.    Shareholder Account Maintenance

      (a) Maintain all shareholder records for each account in the Company.

      (b) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

      (c) Record shareholder account information changes.

      (d) Maintain account documentation files for each shareholder.

6.    Anti-Money Laundering Services

      (a) Where appropriate and information is available, verify shareholder identity upon opening new accounts.

      (b) Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with the Company's AML Program.

      (c) Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Company's AML Program.

      (d) Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

      (e) Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Company's AML Program, and make the same available for inspection by (i) the Company's AML Compliance Officer, (ii) any auditor of the Company's AML

Program or related procedures, policies or controls that has been designated by the Company in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other J documents available at the direction of the Company's AML Compliance Officer.

[If applicable; remove if BISYS will not be providing]

[7. Blue Sky Services Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Company as may be required in order to comply with Federal and state securities laws) as maybe necessary or desirable to register the shares in the Company ("Shares") with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Company and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Company and the Shares with state securities authorities to enable the Company to make a continuous offering of its Shares. State securities ("Blue Sky") exemption services are made available at a standard fee which is earned by BISYS based on exemptions obtained by the Company.]

      8. Services Related to Shareholder Service Agreements. Coordinate the implementation of service arrangements covered by Shareholder Service Plans adopted by the Board with the financial institutions that serve, or propose to serve, as shareholder services agents thereunder ("Shareholder Service Agents"); review the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; coordinate and assist in the Company's execution and delivery of Shareholder Service Agreements; report to the Board regarding amounts paid under Shareholder Service Agreements and the nature of Services provided by the Shareholder Service Agents thereunder; and maintain appropriate records in connection with the foregoing;

    TRANSFER AGENCY REPRESENTATION

      Following each quarterly period, BISYS will provide a representation to the following effect pertaining to the AML Services rendered by BISYS hereunder during such quarterly period:

      1. Performance of good order review for all new and reregistered accounts;

      2. Performance of acceptance review for all monetary instruments received;

      3. Administration of signature guarantee policy in accordance with prospectus requirements;

      4. If applicable, administration of escrow hold policy in accordance with prospectus requirements;

      5. Verification of customer address changes;

      6. Verification of customer identification for all new accounts and all name changes on existing accounts;

      7. Monitoring of all purchase transactions made with cash equivalents totaling in excess of $10,000. The number of Form 8300 reports filed during the period will be reported;

      8. Monitoring of all accounts for suspicious activity. The number of Form SAR reports filed during the period will be reported;

      9. Review of shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control. The number of accounts frozen and otherwise reported to authorities during the period will be reported;

      10. Creation of the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds; and

      11. Maintenance all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Company's AML program for all BISYS transfer agent services.

      The following will be provided in such representation if the Company falls under the related USA PATRIOT Act of 2001 provisions:

      12. Performance of the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts.

      13. Performance of the required due diligence on any new correspondent accounts opened during the period.

                                   SCHEDULE E
                             TO THE MASTER SERVICES
                                AGREEMENT BETWEEN
                            BISYS FUND SERVICES OHIO,
                           INC. AND ARRIVATO/DOW JONES
                                      FUNDS
                                      FEES

The Company shall pay BISYS on the first business day of each month, or as otherwise set forth below, fees for administration, fund accounting and transfer agency services, determined at the annual rates set forth below.

Annual Asset-Based Fee

      0.20% of the first $300 million in aggregate net assets of all Funds; plus

      0.15% of aggregate net assets of all Funds from over $300 million to $500 million; plus

      0.10% of aggregate net assets of all Funds from over $500 million to $1 billion; plus

      0.075% of aggregate net assets of all Funds over $1 billion

Annual Per-Account Fees*:

      NSCC/Automated Accounts (charged on open accounts**)

Number of Accounts     Annual Fee Per Account
0-15,000
$0
15,001 - 50,000
$12
100,001 and above
$10
50,001 - 100,000
$8

      Direct Retail Accounts (charged on open accounts**)

NUMBER OF ACCOUNTS       Annual Fee Per Account
0 - 5,000
$0
5,001 - 25,000
$19

25,001 - 50,000
$18
50,001 and above
$16

*Per-account fees are tiered. For example, for 55,000 NSCC accounts, the annual peraccount fee would be $470,000 ($0 on the first 15,000 accounts, plus $12 per account on the next 35,000 accounts, plus $10 per account on the next 5,000 accounts).


**Closed accounts will be charged an annual fee of$2 per closed account. For these purposes, the following categories constitute an open account on the BISYS system in anyone month: open account with balance, open account with zero balance, or open account with negative balance and closed account with activity. Closed accounts with no activity in the month are considered a closed account for billing purposes.


AML Fees

      Annual Fees

      Program servicing: $4,500 for the first 50,000 accounts,

      plus $2,500 for accounts in excess of 50,000
(to be billed in equal monthly installments)

      Early Warning annual fee $575.00

      Early Warning per record cost: $0.22

      Equifax - per request cost $5.00

Early Warning searches for Networked Level III are conducted and fees applied every three weeks.


Fair Value Support Services Fees

            As compensation for Fair Value Support Services (the services set forth in subsections (b)2 and (b)3 (as they relate to fair value determinations) of Schedule C to this Agreement), BISYS shall receive the following annual servicing fee for each Fund that the Company designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS:

            One-time Development Fee, due upon the execution of this Agreement:
            $10,000

            Annual Fee for Fair Value Support Services to be provided by BISYS:

            For each Fund with less than 200 securities: $5,000 For each Funds with at least 200 securities: $7,500 (The Annual Fee is to be billed in equal monthly installments)


The Fair Value Support Services Fees do not include out of pocket costs. BISYS will also be reimbursed by the Company for the actual costs charged by Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of a specific Fund or Funds.


Form N-Q Filing Fee

            Per Fund per filing: $3,000

Annual Minimum Fee:

                  The Asset-Based Fees and Per-Account Fees set forth above are subject to an annual minimum of $115,000 in year 1 and $250,000 in year 2. Other fees payable to BISYS (e.g., fees for distribution services, anti-money laundering and fair value services, ComplianceEdge, etc.), whether under this Agreement or otherwise, will not count towards this minimum

Out of Pocket Expenses and Miscellaneous Charges


            The out of pocket expenses and miscellaneous services fees and charges provided for under the Agreement are not included in the above fees and shall also be payable to BISYS in accordance with the provisions of this Agreement.

                         COMPLIANCE SERVICES ADDENDUM TO
                            MASTER SERVICES AGREEMENT

      This Addendum (the "Addendum") to the Master Services Agreement ("Agreement") is made as of July [ ], 2005 between BISYS Fund Services Ohio, Inc. ("BISYS") and Arrivato/Dow Jones Funds (the "Company"). Capitalized terms used in this Addendum without definition have the meanings given to such terms in the Agreement.

      WHEREAS, BISYS performs certain services for the Company under the Agreement; 0

      WHEREAS, the Company desires that BISYS provide certain compliance services under the MSA;

      WHEREAS, BISYS is willing to provide such services on the terms and conditions set forth in this Addendum; and

      NOW, THEREFORE, in consideration of the covenants herein contained, the Company and BISYS hereby agree as follows:

      1. Compliance Services.

      (a) The parties mutually agree to coordinate and cooperate in connection with the creation and implementation of written compliance polices and procedures (collectively, the "Fund Compliance Program") which, in the aggregate, shall be deemed by the Board to be reasonably designed to prevent the Company from violating the provisions of Applicable Securities Laws, as required under Rule 38a-l under the 1940 Act.

      (b) BISYS will provide the following services in relation to the Fund Compliance Program during the term of this Addendum, as part of BISYS' Service Provider Compliance Program: (i) provide support services to the Chief Compliance Officer of the Company, including support for conducting an annual review of the Fund Compliance Program; (ii) assist in developing standards for reports to the Board by BISYS; and (iii) assist in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Fund Compliance Program and compliance programs and related policies and procedures of BISYS.

      (c) Notwithstanding anything in this Addendum to the contrary, all obligations of BISYS in this Addendum shall automatically terminate upon

(i) any termination of the MSA, or (ii) any termination of the administrative services provided under the MSA.


      2. Fees and Expenses

      (a) BISYS shall be entitled to receive from the Company the amounts set forth on Schedule A to this Addendum, in addition to all fees and expenses charged by BISYS under the MSA.

      (b) In addition to paying BISYS the fees set forth in Schedule A, the Company agrees to reimburse BISYS for all of its actual out-of-pocket expenses reasonably incurred in providing services under this Addendum, including but not limited to the costs incurred by BISYS in connection with the Fund Compliance Program, including those incurred in providing reports to the Chief Compliance Officer under the Fund Compliance Program and costs in providing reports to, and attending meetings of, the Board.

      3. Information to be Furnished by the Company

      (a) The Company has furnished or shall promptly furnish to BISYS copies of the Fund Compliance Program or the various policies and procedures of the Company that have been adopted through the date hereof which pertain to compliance matters that are required to be covered by the Fund Compliance Program, as amended and current as of the date of this Addendum.

      (b) The Company shall furnish BISYS written copies of any amendments to, or changes in, the items referred to in Section 3(a) hereof, promptly after such amendments or changes become effective. In addition, the Company agrees that no amendments will be made to the Fund Compliance Program which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Company first obtains BISYS' written approval of such amendments or changes, which approval shall not be withheld unreasonably.

      (c) BISYS may rely on all documents furnished to it by the Company and its agents in connection with the services to be provided under this Addendum, including any amendments to or changes in any of the items to be provided by the Company pursuant to Section 3(b), and shall be entitled to indemnification in accordance with Section 8 below with regard to such reliance.

      4. Miscellaneous

      (a) Except as expressly provided in this Addendum, the provisions ofthe MSA remain unchanged and in full force and effect.

      (b) The provisions set forth in this Addendum supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the MSA.

      (c) No amendment or modification to this Addendum shall be valid unless made in writing and executed by both parties hereto.

      (d) Paragraph headings in this Addendum are included for convenience only and are not to be used to construe or interpret this Addendum.

      (e) This Addendum may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


            IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed all as of the day and year first above written.

Arrivato/Dow Jones Funds


                                                 By:_______________
                                                 Name:
                                                 Title:

                                                 BISYS Fund Services Ohio, Inc.

                                                 By:_________________
                                                 Name:
                                                 Title:

                                  SCHEDULE A TO
                         COMPLIANCE SERVICES ADDENDUM TO
                            MASTER SERVICES AGREEMENT

SERVICE PROVIDER COMPLIANCE PROGRAM ANNUAL FEES

First year          $65,000

Second year         $75,000

Third year          $85,000

After third year    To be agreed by the parties

The fees set forth above shall be payable in equally monthly installments.

rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Company, including all Other Service Providers to the Company, and compliance by such officers and agents with the Fund DCPs, including but not limited to, the Company's investment adviser(s) and custodian; and (c) assume that the Company has selected the appropriate accounting policies for the Fund(s).

      The Company shall assist and cooperate with BISYS (and shall use its best efforts to cause its officers, investment advisers and other service providers to assist and cooperate with BISYS) to facilitate the delivery of information requested by BISYS in connection with the preparation of the Company's Form N-CSR and Form N-Q, including Company financial statements, so that BISYS may submit a draft Report to the Company's Disclosure Controls and Procedures Committee ("Fund DCP Committee") prior to the date the relevant Report is to be filed. The Certifying Officers and the Chief Legal Officer (if any) of the Company shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for each Fund are identified and prepared in a timeframe sufficient to allow review by the Fund DCP Committee at least 10 days prior to the date the relevant report is to be filed. At the request of the Company or its Certifying Officers, BISYS shall provide reasonable administrative assistance to the Company in connection with obtaining service provider sub-certifications, SAS-70 reports on internal controls, and any applicable representations to bring such certifications current to the end of the reporting period, and in preparing summaries of issues raised in such documents.

      The Company shall, in its own capacity, take all reasonably necessary and appropriate measures to comply with its obligations under Sarbanes-Oxley. Without limitation of the foregoing, except for those obligations which are expressly delegated to or assumed by BISYS in this Agreement, the Company shall maintain responsibility for, and shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Fund DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Company's investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by BISYS (in order to print, distribute and/or file the same hereunder), (b) evaluating of the effectiveness of the design and operation of the Fund DCP, under the supervision, and with the participation of, the Certifying Officers, within the requisite time frame prior to the filing of each Report, and (c) ensuring that its Certifying Officers render the requisite certifications or take such other actions as may be permitted or required under applicable laws.

      22. Coordinate formulating and filing of the Funds' proxy voting records (as approved by the investment adviser) on Form N-PX.

      23. File holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year.

      24. Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s), as requested.

      25. Oversee/coordinate Trustee compensation.

      26. Prepare and distribute Trustee/Officer Questionnaires, review completed Questionnaires and resolve any open issues with the Company and counsel.

      27. Review proxy statements prepared by counsel.

      28. Prepare and file amendments to the Articles of Incorporation as necessary.

      29. Prepare amendments to the By-Laws.

                                   SCHEDULE C
                             TO THE MASTER SERVICES
                            AGREEMENT BETWEEN BISYS
                            FUND SERVICES OHIO, INC.
                          AND ARRIV ATOIDOW JONES FUNDS

                            FUND ACCOUNTING SERVICES

(a) BISYS will keep and maintain the following books and records of each

Fund pursuant to Rule 31 a-I (the "Rule") under the 1940 Act: 1.

      1. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

      2. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

      3. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

      4. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

(b) In addition to the maintenance of the books and records specified above, BISYS shall perform the following accounting services for each Fund:

      1. Allocate income and expense and calculate the net asset value per share ("NA V") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

      2. Apply securities pricing
            information as required or authorized under the terms of the valuation policies and procedures of the Company ("Valuation Procedures"), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Company (collectively, "Fair Value Information Vendors") with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund's investment adviser or other designee, as approved by the Board;

      3. Coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors which help the Company to monitor and evaluate its use of fair value pricing information under its Valuation Procedures;

      4. Verify and reconcile with the Funds'
custodian all daily trade activity;

      5. Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity; (and other yields or standard or non-standard performance information as mutually agreed);

      6. Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ; and as agreed, in certain cases, to newspapers;

      7. If applicable, report to the Company the periodic market pricing of securities in any money market funds, with the comparison to the amortized cost basis;

      8. Determine and report unrealized appreciation and depreciation on securities held in variable net asset value funds;

      9. Amortize premiums and accrete discounts on fixed income securities purchased at a price other than face value, if requested by the Company;

      10. Update fund accounting system to reflect rate changes, as received from a

Fund's investment adviser, on variable interest rate instruments;

      11. Post Fund transactions to appropriate categories;

      12. Accrue expenses of each Fund according to instructions received from the Company's Administrator, and submit changes to accruals and expense items to authorized officers of the Company (who are not BISYS employees) for review and approval;

      13. Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

      14. Provide accounting reports in connection with and coordinate with independent auditors concerning the Company's regular annual audit, and other audits and examinations by regulatory agencies; and

      15. Provide such periodic reports as
   the parties shall agree upon, as set forth in a separate schedule.

      16. Provide a representative (in a non-voting capacity) for the Company's Pricing Committee, if any; and

      17. Assist the Company in identifying instances where market prices are not readily available, or are unreliable, within parameters set forth in the Company's Valuation Procedures.

(c) BISYS shall also perform the following additional accounting services for each Fund:

      1. Provide monthly a hard copy of the unaudited financial statements described below, upon request of the Company. The unaudited financial statements will include the following items:

            A.    Unaudited Statement of Assets and Liabilities,

            B.    Unaudited Statement of Operations,

            C.    Unaudited Statement of Changes in Net Assets, and

            D.    Unaudited Condensed Financial Information

Provide accounting information for the following (in compliance with Reg. S-X as applicable):

            A. federal and state income tax returns and federal excise tax returns;

            B. the Company's semi-annual reports with the SEC on Form N-SAR and Form N-CSR;

            C. the Company's schedules of investments for filing with the SEC on Form N-Q;

            D. the Company's annual and semi-annual shareholder reports and quarterly Board meetings;

            E. registration statements on Form N-IA and other filings relating to the registration of shares;

            F. BISYS' monitoring of each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

            G. annual audit by the Company's auditors; and

            H. examinations performed by the SEC.

3. Calculate turnover and expense ratio.

4. Prepare schedule of Capital Gains and Losses.

5. Provide daily cash report.

6. Maintain and report security positions and transactions in accounting system.

7. Prepare Broker Commission Report.

8. Monitor expense limitations.

9. Monitor wash sales.

10. Provide financial information otherwise maintained by BISYS that may be relevant to the investment adviser's reports on soft dollar brokerage transactions.

11. Maintain list of failed trades.

12. Provide unrealized gain/loss report. 33

                                   SCHEDULE D
                             TO THE MASTER SERVICES
                                AGREEMENT BETWEEN
                            BISYS FUND SERVICES OHIO,
                        INC. AND ARRIVATO/DOW JONES
                                      FUNDS
                            TRANSFER AGENCY SERVICES

1.    Shareholder Transactions

      (a) Process shareholder purchase and redemption orders.

      (b) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

      (c) Issue confirmations in compliance with Rule 1 Ob-l 0 under the Securities Exchange Act of 1934, as amended.

      (d) Issue periodic statements for shareholders.

      (e) Process transfers and exchanges.

      (f) Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.    Shareholder Information Services

      (a) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

      (b) Produce detailed history of transactions through duplicate or special order statements upon request.

      (c) Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders, upon request.

3.    Compliance Reporting

      (a) Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the states in which the Fund is registered.

      (b) Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

      (c) Issue tax withholding reports to the Internal Revenue Service.

4.    Dealer/Load Processing (if applicable)

      (a) Where appropriate information is available, provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

      (b) Calculate fees due under 12b-l plans for distribution and marketing expenses.

      (c) Provide for payment of commission on direct shareholder purchases in a load fund.

      (d) Calculate redemption fees, as appropriate.

5.    Shareholder Account Maintenance

      (a) Maintain all shareholder records for each account in the Company.

      (b) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

      (c) Record shareholder account information changes.

      (d) Maintain account documentation files for each shareholder.

6.    Anti-Money Laundering Services

      (a) Where appropriate and information is available, verify shareholder identity upon opening new accounts.

      (b) Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with the Company's AML Program.

      (c) Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Company's AML Program.

      (d) Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

      (e) Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Company's AML Program, and make the same available for inspection by (i) the Company's AML Compliance Officer, (ii) any auditor of the Company's AML

Program or related procedures, policies or controls that has been designated by the Company in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other J documents available at the direction of the Company's AML Compliance Officer.

[If applicable; remove if BISYS will not be providing]

[7. Blue Sky Services Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Company as may be required in order to comply with Federal and state securities laws) as maybe necessary or desirable to register the shares in the Company ("Shares") with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Company and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Company and the Shares with state securities authorities to enable the Company to make a continuous offering of its Shares. State securities ("Blue Sky") exemption services are made available at a standard fee which is earned by BISYS based on exemptions obtained by the Company.]

      8. Services Related to Shareholder Service Agreements. Coordinate the implementation of service arrangements covered by Shareholder Service Plans adopted by the Board with the financial institutions that serve, or propose to serve, as shareholder services agents thereunder ("Shareholder Service Agents"); review the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; coordinate and assist in the Company's execution and delivery of Shareholder Service Agreements; report to the Board regarding amounts paid under Shareholder Service Agreements and the nature of Services provided by the Shareholder Service Agents thereunder; and maintain appropriate records in connection with the foregoing;

    TRANSFER AGENCY REPRESENTATION

      Following each quarterly period, BISYS will provide a representation to the following effect pertaining to the AML Services rendered by BISYS hereunder during such quarterly period:

      1. Performance of good order review for all new and reregistered accounts;

      2. Performance of acceptance review for all monetary instruments received;

      3. Administration of signature guarantee policy in accordance with prospectus requirements;

      4. If applicable, administration of escrow hold policy in accordance with prospectus requirements;

      5. Verification of customer address changes;

      6. Verification of customer identification for all new accounts and all name changes on existing accounts;

      7. Monitoring of all purchase transactions made with cash equivalents totaling in excess of $10,000. The number of Form 8300 reports filed during the period will be reported;

      8. Monitoring of all accounts for suspicious activity. The number of Form SAR reports filed during the period will be reported;

      9. Review of shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control. The number of accounts frozen and otherwise reported to authorities during the period will be reported;

      10. Creation of the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds; and

      11. Maintenance all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Company's AML program for all BISYS transfer agent services.

      The following will be provided in such representation if the Company falls under the related USA PATRIOT Act of 2001 provisions:

      12. Performance of the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts.

      13. Performance of the required due diligence on any new correspondent accounts opened during the period.

                                   SCHEDULE E
                             TO THE MASTER SERVICES
                                AGREEMENT BETWEEN
                            BISYS FUND SERVICES OHIO,
                           INC. AND ARRIVATO/DOW JONES
                                      FUNDS
                                      FEES

The Company shall pay BISYS on the first business day of each month, or as otherwise set forth below, fees for administration, fund accounting and transfer agency services, determined at the annual rates set forth below.

Annual Asset-Based Fee

      0.20% of the first $300 million in aggregate net assets of all Funds; plus

      0.15% of aggregate net assets of all Funds from over $300 million to $500 million; plus

      0.10% of aggregate net assets of all Funds from over $500 million to $1 billion; plus

      0.075% of aggregate net assets of all Funds over $1 billion

Annual Per-Account Fees*:

      NSCC/Automated Accounts (charged on open accounts**)

Number of Accounts     Annual Fee Per Account
0-15,000
$0
15,001 - 50,000
$12
100,001 and above
$10
50,001 - 100,000
$8

      Direct Retail Accounts (charged on open accounts**)

NUMBER OF ACCOUNTS       Annual Fee Per Account
0 - 5,000
$0
5,001 - 25,000
$19

25,001 - 50,000
$18
50,001 and above
$16

*Per-account fees are tiered. For example, for 55,000 NSCC accounts, the annual peraccount fee would be $470,000 ($0 on the first 15,000 accounts, plus $12 per account on the next 35,000 accounts, plus $10 per account on the next 5,000 accounts).


**Closed accounts will be charged an annual fee of$2 per closed account. For these purposes, the following categories constitute an open account on the BISYS system in anyone month: open account with balance, open account with zero balance, or open account with negative balance and closed account with activity. Closed accounts with no activity in the month are considered a closed account for billing purposes.


AML Fees

      Annual Fees

      Program servicing: $4,500 for the first 50,000 accounts,

      plus $2,500 for accounts in excess of 50,000
(to be billed in equal monthly installments)

      Early Warning annual fee $575.00

      Early Warning per record cost: $0.22

      Equifax - per request cost $5.00

Early Warning searches for Networked Level III are conducted and fees applied every three weeks.


Fair Value Support Services Fees

            As compensation for Fair Value Support Services (the services set forth in subsections (b)2 and (b)3 (as they relate to fair value determinations) of Schedule C to this Agreement), BISYS shall receive the following annual servicing fee for each Fund that the Company designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS:

            One-time Development Fee, due upon the execution of this Agreement:
            $10,000

            Annual Fee for Fair Value Support Services to be provided by BISYS:

            For each Fund with less than 200 securities: $5,000 For each Funds with at least 200 securities: $7,500 (The Annual Fee is to be billed in equal monthly installments)


The Fair Value Support Services Fees do not include out of pocket costs. BISYS will also be reimbursed by the Company for the actual costs charged by Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of a specific Fund or Funds.


Form N-Q Filing Fee

            Per Fund per filing: $3,000

Annual Minimum Fee:

                  The Asset-Based Fees and Per-Account Fees set forth above are subject to an annual minimum of $115,000 in year 1 and $250,000 in year 2. Other fees payable to BISYS (e.g., fees for distribution services, anti-money laundering and fair value services, ComplianceEdge, etc.), whether under this Agreement or otherwise, will not count towards this minimum

Out of Pocket Expenses and Miscellaneous Charges


            The out of pocket expenses and miscellaneous services fees and charges provided for under the Agreement are not included in the above fees and shall also be payable to BISYS in accordance with the provisions of this Agreement.

                         COMPLIANCE SERVICES ADDENDUM TO
                            MASTER SERVICES AGREEMENT

      This Addendum (the "Addendum") to the Master Services Agreement ("Agreement") is made as of July [ ], 2005 between BISYS Fund Services Ohio, Inc. ("BISYS") and Arrivato/Dow Jones Funds (the "Company"). Capitalized terms used in this Addendum without definition have the meanings given to such terms in the Agreement.

      WHEREAS, BISYS performs certain services for the Company under the Agreement; 0

      WHEREAS, the Company desires that BISYS provide certain compliance services under the MSA;

      WHEREAS, BISYS is willing to provide such services on the terms and conditions set forth in this Addendum; and

      NOW, THEREFORE, in consideration of the covenants herein contained, the Company and BISYS hereby agree as follows:

      1. Compliance Services.

      (a) The parties mutually agree to coordinate and cooperate in connection with the creation and implementation of written compliance polices and procedures (collectively, the "Fund Compliance Program") which, in the aggregate, shall be deemed by the Board to be reasonably designed to prevent the Company from violating the provisions of Applicable Securities Laws, as required under Rule 38a-l under the 1940 Act.

      (b) BISYS will provide the following services in relation to the Fund Compliance Program during the term of this Addendum, as part of BISYS' Service Provider Compliance Program: (i) provide support services to the Chief Compliance Officer of the Company, including support for conducting an annual review of the Fund Compliance Program; (ii) assist in developing standards for reports to the Board by BISYS; and (iii) assist in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Fund Compliance Program and compliance programs and related policies and procedures of BISYS.

      (c) Notwithstanding anything in this Addendum to the contrary, all obligations of BISYS in this Addendum shall automatically terminate upon

(i) any termination of the MSA, or (ii) any termination of the administrative services provided under the MSA.


      2. Fees and Expenses

      (a) BISYS shall be entitled to receive from the Company the amounts set forth on Schedule A to this Addendum, in addition to all fees and expenses charged by BISYS under the MSA.

      (b) In addition to paying BISYS the fees set forth in Schedule A, the Company agrees to reimburse BISYS for all of its actual out-of-pocket expenses reasonably incurred in providing services under this Addendum, including but not limited to the costs incurred by BISYS in connection with the Fund Compliance Program, including those incurred in providing reports to the Chief Compliance Officer under the Fund Compliance Program and costs in providing reports to, and attending meetings of, the Board.

      3. Information to be Furnished by the Company

      (a) The Company has furnished or shall promptly furnish to BISYS copies of the Fund Compliance Program or the various policies and procedures of the Company that have been adopted through the date hereof which pertain to compliance matters that are required to be covered by the Fund Compliance Program, as amended and current as of the date of this Addendum.

      (b) The Company shall furnish BISYS written copies of any amendments to, or changes in, the items referred to in Section 3(a) hereof, promptly after such amendments or changes become effective. In addition, the Company agrees that no amendments will be made to the Fund Compliance Program which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Company first obtains BISYS' written approval of such amendments or changes, which approval shall not be withheld unreasonably.

      (c) BISYS may rely on all documents furnished to it by the Company and its agents in connection with the services to be provided under this Addendum, including any amendments to or changes in any of the items to be provided by the Company pursuant to Section 3(b), and shall be entitled to indemnification in accordance with Section 8 below with regard to such reliance.

      4. Miscellaneous

      (a) Except as expressly provided in this Addendum, the provisions ofthe MSA remain unchanged and in full force and effect.

      (b) The provisions set forth in this Addendum supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the MSA.

      (c) No amendment or modification to this Addendum shall be valid unless made in writing and executed by both parties hereto.

      (d) Paragraph headings in this Addendum are included for convenience only and are not to be used to construe or interpret this Addendum.

      (e) This Addendum may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


            IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed all as of the day and year first above written.

Arrivato/Dow Jones Funds


                                                 By:_______________
                                                 Name:
                                                 Title:

                                                 BISYS Fund Services Ohio, Inc.

                                                 By:_________________
                                                 Name:
                                                 Title:

                                  SCHEDULE A TO
                         COMPLIANCE SERVICES ADDENDUM TO
                            MASTER SERVICES AGREEMENT

SERVICE PROVIDER COMPLIANCE PROGRAM ANNUAL FEES

First year          $65,000

Second year         $75,000

Third year          $85,000

After third year    To be agreed by the parties

The fees set forth above shall be payable in equally monthly installments.